UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, Stephen A. Lang notified the board of directors (the “Board”) of Hycroft Mining Holding Corporation (the “Company”) of his decision to not stand for reelection to the Board at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) due to health reasons. Mr. Lang will continue to serve as Chair of the Board’s Nominating and Governance Committee and as a member of the Board, the Compensation Committee, and the Safety and Technical Committee until the 2026 Annual Meeting. Mr. Lang’s decision not to stand for reelection to the Board was not a result of any disagreement with the Company.

The Board thanks Mr. Lang for his many contributions and valuable insight to the Board.

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the section entitled “2026 Annual Meeting of Stockholders” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

2026 Annual Meeting of Stockholders

The Board has established May 7, 2026, as the date of the 2026 Annual Meeting. As the date of the 2026 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s annual meeting of stockholders held in 2025 (the “2025 Annual Meeting”), in accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing its stockholders of such change. The record date, time and location of the 2026 Annual Meeting will be as set forth in the Company’s proxy statement for the 2026 Annual Meeting.

Because the date of the 2026 Annual Meeting has been changed by more than 30 days from the anniversary of the 2025 Annual Meeting, the deadlines for submitting stockholder proposals under Rule 14a-8 under the Exchange Act (“Rule 14a-8”), as well as the deadlines for submitting director nominations or other proposals outside of Rule 14a-8 pursuant to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), as set forth in the Company’s proxy statement for the 2025 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2025, no longer apply.

To be included in the proxy materials for the 2026 Annual Meeting, stockholder proposals submitted in compliance with Rule 14a-8 must be received in writing at the Company’s executive offices on or before February 16, 2026, which the Company has determined to be a reasonable time before it expects to begin printing and distributing its proxy materials for the 2026 Annual Meeting.

In accordance with the Bylaws, because the date of the 2026 Annual Meeting has been accelerated by more than 45 days before the anniversary of the 2025 Annual Meeting, stockholder proposals submitted outside of the Rule 14a-8 process and nominations for election to the Board at the 2026 Annual Meeting, even if the nomination is not to be included in the proxy statement for such meeting, must be received by the Company’s Secretary no later than the close of business on the 10th day following the day on which the Company first publicly announces the date of the 2026 Annual Meeting. Accordingly, notice of stockholder proposals or director nominations for the 2026 Annual Meeting must be received no later than February 16, 2026.

Stockholders must deliver the proposals or nominations to the Company’s Corporate Secretary at PO Box 3030, Winnemucca, NV 89446, and must comply with all applicable SEC rules and regulations and the Bylaws. To avoid questions regarding compliance with these requirements, we urge stockholders to submit proposals and nominations by certified mail, return receipt requested.

In addition, because the date of the 2026 Annual Meeting has been accelerated by more than 30 days before the anniversary of the 2025 Annual Meeting, any person intending to solicit proxies at the 2026 Annual Meeting in support of director nominees other than the Company’s nominees pursuant to Rule 14a-19 under the Exchange Act must provide notice to the Company by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which the Company first publicly announces the date of the 2026 Annual Meeting. Accordingly, such notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than March 8, 2026. Such notice must include the names of all nominees for whom such person intends to solicit proxies and a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYCROFT MINING HOLDING CORPORATION

Date: February 6, 2026	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel